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                                                                   Exhibit 10.19


                                INTERCOMPANY NOTE

$5,000,000                                           Greensboro, North Carolina
                                                     August 14, 2002

          FOR VALUE RECEIVED, BGF INDUSTRIES, INC., a Delaware corporation (the "Payor"), hereby unconditionally promises to pay on demand at any time after June 30, 2003 to the order of GLASS HOLDINGS CORP. or its assigns (the "Payee"), in lawful money of the United States of America and in immediately available funds, at such location in the United States of America as the Payee shall from time to time designate, the principal amount of $5,000,000 or, if less, the aggregate principal amount outstanding under this Note. This Note may be prepaid, in whole or in part, at any time from time to time, without premium or penalty; provided that when making such prepayments the Payor pays all interest then accrued hereunder.

          The Payor hereby unconditionally further promises to pay interest on the unpaid principal amount hereof in like money at said office from the date hereof until this Note has been paid in full at the rate of three and one-quarter percent (3 1/4%) per annum. Accrued and unpaid interest on the Note shall be payable quarterly in arrears beginning on the last business day of December, 2002 or may be added to the principal amount of this Note as the Payor and Payee determine.

          Upon the commencement of any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar proceeding of any jurisdiction relating to the Payor, the unpaid principal amount hereof shall become immediately due and payable without presentment, demand, protest or notice of any kind in connection with this Note.

          The Payee may sell, convey, assign or otherwise transfer this Note or any interest therein without any requirement of consent by the Payor, but the Payor may not assign this Note without the prior written consent of the Payee.

          All payments under this Note shall be made without offset, counterclaim or deduction of any kind, and the Payor hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

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          THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE
LAW OF THE STATE OF NORTH CAROLINA WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW.

                                            BGF INDUSTRIES, INC.


                                            By:
                                               ---------------------------------
                                               Name:  PHILIPPE DORIER
                                               Title: SENIOR VICE-PRESIDENT
                                                      CHIEF FINANCIAL OFFICER